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                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Nexsan Technologies Limited:


We consent to the inclusion in the registration statement on Form SB-2 of Nexsan Corporation of our report dated January 4, 2001, relating to the balance sheet of Nexsan Technologies Limited as of March 31, 2000, and the related statements of operations, stockholders' equity (deficit) and comprehensive income, and cash flows for the year then ended and to the reference to our firm under the heading "Experts" in the registration statement.


                                                                 /s/ KPMG

Nottingham, United Kingdom
March 27, 2001